Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of River Rock Entertainment Authority (the “Authority”) on Form 10-Q for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), each of the undersigned officers does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to such officers knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Authority.

By:	/s/ DAVID FENDRICK
David Fendrick
Chief Executive Officer
November 12, 2010

By:	/s/ JOSEPH R. CALLAHAN
Joseph R. Callahan
Chief Financial Officer
November 12, 2010

A signed original of this written statement required by Section 906 has been provided to the River Rock Entertainment Authority and will be retained by the Authority and furnished to the SEC or its staff upon request.